Exhibit 99.1

COMPANY CONTACT:
Ryan Bowie
Vice President and Treasurer Strategic Hotels & Resorts
(312) 658-5766

FOR IMMEDIATE RELEASE
MONDAY, FEBRUARY 2, 2009
Strategic Hotels & Resorts Appoints Richard Kincaid New Independent Director;
Announces Resignation of Edward Coppola
CHICAGO, February 2 — Strategic Hotels & Resorts, Inc. (NYSE: BEE), has appointed Richard D. Kincaid as an independent member of the Board of Directors. The Company also announced that Edward Coppola has resigned his position from the Board, effective immediately. With the appointment of Kincaid the Company’s Board of Directors has eight members.
“We are fortunate to add a new board member who possesses not only leadership skills, but also deep real estate experience covering strategy, operations and finance,” said William Prezant, chairman. “Richard has a proven record of business and board associations. His insight and knowledge will be invaluable as we work through the complexities of this challenging economic environment.”
Richard D. Kincaid was the president and chief executive officer of Equity Office Properties Trust until its acquisition by the Blackstone Group in February of 2007. He also served as Equity Office’s executive vice president and chief financial officer. He led the consolidation of the four private Zell/Merrill funds that created the portfolio for Equity Office’s 1997 initial public offering.
Mr. Kincaid is on the board of directors of Rayonier Inc., an international REIT that specializes in timber and specialty fibers. He also serves on the board of directors of Vail Resorts, a mountain resort operator.
He is currently the president and founder of the BeCause Foundation. The BeCause Foundation is a nonprofit corporation that heightens awareness about a number of complex social problems and promotes change through the power of film.
Prezant offered praise for departing board member Coppola, a director since 2006, who has determined that the constraints on his time are such that he can no longer adequately fulfill the duties of a director in light of his recent promotion to president of The Macerich Company, one of the nation’s largest owners, operators and developers of regional shopping centers. Prezant said, “Ed Coppola brought to the Company’s board a wealth of real estate experience and insight. On behalf of the board, our shareholders and employees, I thank Ed and wish him the best with his expanded executive responsibilities.”
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Strategic Hotels & Resorts
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About the Company
Strategic Hotels & Resorts, Inc. owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 19 properties with an aggregate of 8,346 rooms. For a list of current properties and for further information, please visit the company’s website at http://www.strategichotels.com.
This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: demand for hotel rooms in our current and proposed market areas; availability of capital; ability to obtain or refinance debt or comply with covenants contained in our debt facilities; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including further deterioration of the current global economic downturn and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with our disposition strategy; delays and cost overruns in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.
Additional risks are discussed in the Company’s current filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
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